UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2022

ADAGIO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40703	83-1403134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Trapelo Road, Suite 178 Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 819-0080

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ADGI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Adagio Therapeutics, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 22, 2022. The following is a summary of the matters voted on at that meeting and the final voting results certified by the independent inspector of elections in connection with the meeting.

(a)

The stockholders of the Company elected Tamsin Berry, Marc Elia and Clive Meanwell as Class I directors, each to serve for a three-year term expiring at the 2025 annual meeting of stockholders and until his or her respective successor has been duly elected and qualified. The results of the stockholders’ vote with respect to such matter were as follows:

Name	For	Withheld
Tamsin Berry	79,059,858	8,385,835
Marc Elia	79,080,114	8,365,579
Clive Meanwell	79,060,114	8,385,579

There are no arrangements or understandings between Ms. Berry, Mr. Elia and Dr. Meanwell and any other persons pursuant to which they were elected as a director. There are no transactions in which Ms. Berry, Mr. Elia and Dr. Meanwell have an interest requiring disclosure under Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended.

Each of Ms. Berry, Mr. Elia and Dr. Meanwell will receive compensation for their service as a non-employee director and, if applicable, for committee service in accordance with the Company’s director compensation program, a summary of which was filed as Exhibit 10.5 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2022, including the award of a one-time nonqualified stock option under the Company’s 2021 Equity Incentive Plan to purchase 150,000 shares of common stock, $0.0001 par value per share, of the Company (“Common Stock”) at an exercise price of $3.09 per share, which was equal to the closing price of the Common Stock on the Nasdaq Global Select Market on June 22, 2022.

In connection with their election, the Company and each of Ms. Berry, Mr. Elia and Dr. Meanwell will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.4 to the Registration Statement on Form S-1 (File No. 333-257975) filed with the SEC on August 2, 2021. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify each director for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by them in any action or proceeding arising out of their service as a director of the Company.

Biographical Information for Class I Directors

Tamsin Berry, age 41, has served as a partner at Population Health Partners, a global investment firm, since June 2020. Since November 2021, she has served as non-executive director, and also as a board member, of the Global Pathogen Analysis Service, a not-for-profit pathogen surveillance bioinformatics company. Since March 2021, she has served as an advisor to EQRx, a biotechnology firm. Since December 2020, she has served as advisor to University of Oxford for the Global Health Security Consortium, which includes University of Oxford, the Tony Blair Institute and the Ellison Institute of Transformative Medicine. From February 2019 to March 2020, she served as the director of the UK Office for Life Sciences, where she worked with Sir John Bell to write the UK’s Life Sciences Industrial Strategy. She previously served as Deputy Director of the UK Office for Life Sciences, from November 2015 to February 2019. Ms. Berry has held a number of leadership positions in government, spanning policy, corporate, and communications roles at the Cabinet Office, Department of Health, and Public Health England. From March 2020 to June 2020, her final role was in the COVID Taskforce, where Ms. Berry was the senior responsible officer for serology and seroprevalence at the start of the pandemic and was awarded an OBE for her work. Ms. Berry received a bachelor of laws degree from the University of Nottingham and a master’s degree from the University of Leeds.

Marc Elia, age 46, has served as the founder and chief investment officer of M28 Capital Management L.P., a healthcare sector investment fund, since September 2019. Prior to that, from January 2012 to September 2019, Mr. Elia served as a partner at Bridger Capital, an investment fund. Mr. Elia serves on the board of directors of SQZ Biotechnology, a clinical-stage biotechnology company, and Fractyl Health Inc., an organ editing metabolic therapeutics company. Prior to his career in investing, Mr. Elia held various roles across the biotechnology industry at N30 Pharmaceuticals, Chiron Corporation, and L.E.K. Consulting. Mr. Elia served as a director of the Company from July 2020 to April 2021. Mr. Elia holds a B.A. in Economics from Carleton College.

Clive A. Meanwell, age 65, has served as the executive chair and co-founder of Population Health Partners, a global investment firm, since May 2020. Dr. Meanwell is also the co-founder of Population Health Investment Co., Inc., a special purpose acquisition company, and has been its Chief Executive Officer and director since September 2020. Dr. Meanwell was a founder of The Medicines Company and was a director of The Medicines Company from 1996 until The Medicines Company was acquired by Novartis in January 2020. From December 2018 until January 2020, Dr. Meanwell served as The Medicine Company’s chief innovation officer. Prior to December 2018, he served as The Medicine Company’s chief executive officer since February 2012, The Medicine Company’s chief executive officer and president from October 2009 to February 2012, The Medicine Company’s chief executive officer from August 2004 to October 2009, as The Medicine Company’s president from August 2004 to December 2004, The Medicine Company’s executive chairman from September 2001 to August 2004 and The Medicine Company’s chief executive officer and president from 1996 to September 2001. Dr. Meanwell was also chairman of The Medicine Company’s board from September 2001 to August 2015. Dr. Meanwell is the vice chairman of BB Biotech, a Swiss investment corporation. He serves on the board of directors of EQRx, a biotechnology firm, Fractyl Health, Inc., an organ editing metabolic therapeutics company, Comanche Biopharma, a biotechnology firm, Saama, a clinical research software firm, and Hugo Health, a clinical research software firm. From 1995 to 1996, Dr. Meanwell was a partner and managing director at MPM Capital, L.P., a venture capital firm. From 1986 to 1995, Dr. Meanwell held various positions at Hoffmann-La Roche, Inc., a pharmaceutical company, including senior vice president from 1992 to 1995, vice president from 1991 to 1992 and director of product development from 1986 to 1991. Dr. Meanwell received an M.B. Ch.B. and an MD summa cum laude degree from the University of Birmingham, United Kingdom.

(b)

The stockholders of the Company approved an advisory, non-binding vote that the Board of Directors be declassified in advance of the 2023 annual meeting of stockholders. The results of the stockholders’ vote with respect to such matter were as follows:

For	Against	Abstain
82,839,503	30,230	4,575,960

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAGIO THERAPEUTICS, INC.

Date: June 22, 2022	By:	/s/ Jill Andersen
	Name:	Jill Andersen
	Title:	Chief Legal Officer and Corporate Secretary